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Exhibit 24.3

POWER OF ATTORNEY

        KNOW ALL BY THESE PRESENTS, that the undersigned whose signature appears below hereby constitutes and appoints Michael Greenough, Stephen P. Earhart and Kirk Isaacson, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments thereto and any registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ JAMES N. CHAPMAN
James N. Chapman, Director of SSA Global Technologies, Inc. October 22, 2004

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POWER OF ATTORNEY